The Ensign Group Reports Quarterly Adjusted Earnings of $0.64 per Share; Increases 2015 Revenue and Earnings Guidance

Conference Call and Webcast Scheduled for Tomorrow, May 7, 2015 at 10:00 am PT

MISSION VIEJO, Calif., May 6, 2015 (GLOBE NEWSWIRE) --The Ensign Group, Inc. (Nasdaq:ENSG), the parent company of the Ensign™ group of skilled nursing, rehabilitative care services, home health, home care, hospice care, assisted living and urgent care companies, today reported operating results for the first quarter of 2015.

Quarter Highlights Include:

▪	Consolidated EBITDAR was $50.7 million, an increase of 36.2% over the prior year quarter;

▪
Transitioning skilled mix revenue for the quarter grew by 286 basis points over the prior year quarter to 42.6% and transitioning occupancy was 69.9%, an increase of 459 basis points over the prior year quarter;

▪
Same-store skilled mix revenue for the quarter grew by 167 basis points over the prior year quarter to 53.7% due to an increase in Medicare and managed care days and an increase in same-store occupancy of 75 basis points over the prior year quarter;

▪	Consolidated revenues for the quarter were up 27.9% over the prior year quarter to a record $306.5 million; and

▪
Management increases 2015 annual revenue guidance to$1.275 billion to $1.3 billion and its net income guidance to$64.8 million to $67.3 million, reaffirms 2015 annual earnings per share guidance of $2.44 to $2.53 per diluted share, including the issuance of 2.7 million additional shares in February of this year.

Operating Results

Ensign's President and Chief Executive Officer Christopher Christensen thanked the organization's many leaders and key members for their exceptional results, both clinical and financial. "It's because of them that we are increasing our revenue and earnings guidance for 2015," he said. "At the same time we are maintaining our previous guidance on earnings per diluted share, even after including the effect of the spin-off completed in June of last year and the issuance of additional shares of Company stock we completed a few months ago," he added.

"Even though we've continued to acquire new operations, the strength of this quarter's results is evident from our ability to offset the otherwise dilutive impact of two very significant transactions primarily with operational performance," said Mr. Christensen. He credited the organization's outstanding leadership and their relentless effort to become better every day, market by market, for the record-setting operating results for the quarter, adding that "most of the improvements were driven by improving skilled mix and occupancy within our same store bucket."

Mr. Christensen also noted that 2014 was one of the largest acquisition years in the Company's history and that Ensign has already acquired 18 new operations so far in 2015. He also added that as of May 1, 2015, the Company had 32 operations in the recently acquired bucket, which is the highest number of operations in that bucket in the company's history. "Our recent and anticipated acquisition activity sets the stage for significant organic growth potential across the company's expanding portfolio as local leaders continue to focus on business fundamentals, skilled mix and occupancy continue to climb and recent acquisitions start to mature through 2015 and 2016," Christensen said.

Mr. Christensen indicated that due to the additional capital raised from the recent equity issuance, which was largely used to reload the Company's revolving line of credit, Ensign continues to have ample liquidity to facilitate the additional growth management anticipates in the second and third quarters of 2015. "Our pipeline remains very robust and we continue to be very selective in our evaluation of the many opportunities we are seeing in skilled nursing, assisted living and our other businesses" he added. He also reaffirmed that Ensign is actively seeking and negotiating several other transactions to acquire real estate and to lease both well-performing and struggling skilled nursing, assisted living and other healthcare related businesses.

Chief Financial Officer Suzanne Snapper reported that "our balance sheet remained strong, with approximately $125 million of availability on our $150 million revolving line of credit, which also has a built-in expansion option that adds additional liquidity." She further noted that the company continues to generate strong cash flow, with cash on hand on March 31 of $62.6 million.

Ms. Snapper also reported that consolidated revenues in the quarter were up 27.9% over the prior year quarter to a record $306.5 million and consolidated EBITDAR for the quarter grew by 36.2% to $50.7 million, with EBITDAR margins for the quarter of 16.6%. Fully diluted adjusted earnings per share were $0.64 for the quarter and adjusted net income was $16.0 million.

A discussion of the company's use of non-GAAP financial measures is set forth below. A reconciliation of net income to adjusted EBITDAR and adjusted EBITDA, as well as a reconciliation of GAAP earnings per share and net income to adjusted net earnings per share and adjusted net income, appear in the financial data portion of this release.

More complete information is contained in the Company's 10-Q, which was filed with the SEC today and can be viewed on the Company's website at http://investor.ensigngroup.net.

2015 Revenue and Earnings Guidance Increased

Management increased its 2015 annual revenue guidance to $1.275 billion to $1.3 billion and its net income guidance to $64.8 million to $67.3 million. Management also reaffirmed its 2015 annual earnings per share guidance of $2.44 to $2.53 per diluted share for 2015, even after taking into account the effect of the spin-off and the issuance of an additional 2.7 million shares in a recent equity raise completed in February of 2015. The 2015 guidance is based on diluted weighted average common shares outstanding of 26.6 million, which includes the newly issued shares, and assumes, among other things, anticipated Medicare and Medicaid reimbursement rate increases net of provider taxes, tax rates of 38.5% and acquisitions anticipated to be closed in the second quarter and early third quarter of 2015. It also excludes acquisition-related costs and amortization costs related to intangible assets acquired, stock based compensation, implementation costs for system improvements, a one-time break-up fee earned in an unsuccessful bankruptcy auction and start-up losses at newly-created operations.

Quarter Highlights

During the quarter, the company's Board of Directors paid a quarterly cash dividend of $0.075 per share of Ensign common stock, an increase from the prior quarterly cash dividend of $0.07 per share. Ensign has been a dividend-paying company since 2002 and has increased its dividend every year for 13 years.

Also during the quarter and since, the company announced the acquisition of nine skilled nursing operations, five assisted and independent living operations, one home health business, one home care business and two urgent care businesses, including:

▪
In Pueblo, Colorado, Riverwalk Post-Acute and Rehabilitation, a 60-bed skilled nursing operation, Rock Canyon Respiratory and Rehabilitation Center, an 81-bed skilled nursing operation with a subacute unit, and the Villas at Rock Canyon, a 17-bed independent living and assisted living operation;

▪	In Lubbock, Texas,Mildred and Shirley L. Garrison Geriatric Education and Care Center, a 103-bed skilled nursing operation;

▪	In Scottsdale, Arizona, Alarys Home Health, a Medicare and Medicaid certified home health agency;

▪	In Colorado Springs, Colorado, Integrity Urgent Care, consisting of two urgent care clinics and our first acquisition of an urgent care clinic in the state of Colorado;

▪	In Abilene, Texas, Mesa Springs Healthcare, a 44-acre post-acute care campus comprised of a 75-bed skilled nursing operation and 60 independent living homes;

▪
In Omaha, Nebraska, Skyline Nursing and Rehabilitation, a 100-bed skilled nursing operation, and Skyline Assisted and Independent Living, an independent living, assisted living, and seniors apartment operation with 209 units;

▪	In Saint George, Utah, Coral Desert Rehabilitation and Care, a 60-bed all-private/Medicare skilled nursing facility;

▪
In Panorama City, California, the underlying real estate of Panorama Gardens Nursing and Rehabilitation Center, a 143-bed skilled nursing facility that had been operated by an Ensign subsidiary since September 2000 under a lease;

▪
In Boise and Twin Falls, Idaho, Heritage Assisted Living of Boise, a 100-unit assisted living operation; Heritage Assisted Living of Twin Falls, a 78-unit assisted living operation; and Woodstone Assisted Living, an 85-unit assisted living facility;

▪	In Ogden and Saint George, Utah, Wasatch Healthcare and Rehabilitation, a 63-bed skilled nursing facility and St. George Rehabilitation, a 130-bed skilled nursing facility;

▪	In Bainbridge Island, Washington, Bainbridge Island Health and Rehabilitation, a 69-bed skilled nursing facility; and

▪	In Saint George, Utah, Gentle Touch home care, a private home care business.

These acquisitions bring Ensign's growing portfolio to 150 healthcare facilities, twenty-five of which are owned, twelve hospice agencies, thirteen home health agencies, three home care businesses and sixteen urgent care clinics across 12 states.

Conference Call

A live webcast will be held Thursday, May 7, 2015 at 10:00 a.m. Pacific Time (1:00 p.m. Eastern time) to discuss Ensign's first quarter 2015 financial results, and management's 2015 guidance. To listen to the webcast, or to view any financial or statistical information required by SEC Regulation G, please visit the Investors section of Ensign's website at http://investor.ensigngroup.net. The webcast will be recorded, and will be available for replay via the website until 5:00 p.m. Pacific Time on Friday, May 29, 2015.

About Ensign™

The Ensign Group, Inc.'s independent operating subsidiaries provide a broad spectrum of skilled nursing and assisted living services, physical, occupational and speech therapies, home health and hospice services, urgent care services and other rehabilitative and healthcare services at 150 facilities, twelve hospice companies, thirteen home health businesses, three home care businesses and sixteen urgent care clinics in California, Arizona, Texas, Washington, Utah, Idaho, Colorado, Nevada, Iowa, Nebraska, Oregon and Wisconsin. Each of these operations is operated by a separate, independent operating subsidiary that has its own management, employees and assets. References herein to the consolidated "company" and "its" assets and activities, as well as the use of the terms "we," "us," "its" and similar terms, are not meant to imply that The Ensign Group, Inc. has direct operating assets, employees or revenue, or that any of the facilities, the home health and hospice businesses, the Service Center or the captive insurance subsidiary are operated by the same entity. More information about Ensign is available at http://www.ensigngroup.net.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains, and the related conference call and webcast will include, forward-looking statements that are based on management's current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance, and the entry into final settlement documents. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.

These risks and uncertainties relate to the company's business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve facilities, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of facilities; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of facilities; competition from other companies in the acquisition, development and operation of facilities; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its facilities if necessary. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company's periodic filings with the Securities and Exchange Commission, including its Form 10-Q, which was filed today, for a more complete discussion of the risks and other factors that could affect Ensign's business, prospects and any forward-looking statements. Except as required by the federal securities laws, Ensign does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

Contact Information

Investor/Media Relations, The Ensign Group, Inc., (949) 487-9500, ir@ensigngroup.net.

SOURCE: The Ensign Group, Inc.

THE ENSIGN GROUP, INC.
GAAP and ADJUSTED CONDENSED CONSOLIDATED STATEMENT OF INCOME
(In thousands, except per share data)

	Three Months Ended March 31, 2015
	As Reported	Non-GAAP Adj.		As Adjusted
Revenue	$306,529	(6,667)	(5)	$299,862
Expense:
Cost of services (exclusive of rent, general and administrative and depreciation and amortization expense shown separately below)	241,456	(7,144)	(1)(3)(5)(8)	234,312
Rent—cost of services	18,966	(489)	(6)	18,477
General and administrative expense	14,416	175	(2)(3)(4)(9)	14,591
Depreciation and amortization	6,517	(566)	(7)	5,951
Total expenses	281,355	(8,024)		273,331
Income from operations	25,174	1,357		26,531
Other income (expense):
Interest expense	(667)	46		(621)
Interest income	166	—		166
Other expense, net	(501)	46		(455)
Income before provision for income taxes	24,673	1,403		26,076
Tax impact of non-GAAP adjustments		540
Tax true-up for effective tax rate		(86)	(10)
Provision for income taxes	9,585	454	(11)	10,039
Net income	15,088	949		16,037
Less: net (loss) income attributable to noncontrolling interests	(82)	157		75
Net income attributable to The Ensign Group, Inc.	$15,170	$792		$15,962

Net income per share
Basic:	$0.63			$0.67
Diluted:	$0.61			$0.64

Weighted average common shares outstanding:
Basic	23,908			23,908
Diluted	24,826			24,826

(1) Represents acquisition-related costs of $152 for the three months ended March 31, 2015.
(2) Represents costs of $26 for the three months ended March 31, 2015 incurred to recognize income tax credits.
(3) Represents stock-based compensation expense of $1,493 for the three months ended March 31, 2015.
(4) Represents costs of $287 for the three months ended March 31, 2015 incurred related to new systems implementation.
(5) Represents revenues and expenses incurred at urgent care centers, excluding rent expense recognized in note (6) below and depreciation expense recognized in note (7) below.
(6) Represents straight-line rent amortization for urgent care centers included in Note (5).
(7) Represents depreciation expense at urgent care centers and amortization costs related to patient base intangible assets at skilled nursing and assisted living facilities.
(8) Represent costs of $146 for the three months ended March 31, 2015 incurred through the first quarter of 2015 at facilities currently being constructed.
(9) Represent breakup fee received, net of costs, of $1,019 in connection with certain assets acquisition in public auction hearing.
(10) Represents the tax impact of non-GAAP adjustments noted in (1) - (9) at the Company's year to date effective tax rate of 38.5% for the three months ended March 31, 2015.
(11) Represents an adjustment to the provision for income taxes to our current year to date effective rate to 38.5% for the three months ended March 31, 2015.

THE ENSIGN GROUP, INC.
GAAP and ADJUSTED CONDENSED CONSOLIDATED STATEMENT OF INCOME
(In thousands, except per share data)

	Three Months Ended March 31, 2014
	As Reported	Non-GAAP Adj.		As Adjusted
Revenue	$239,653	(2,187)	(5)	$237,466
Expense:
Cost of services (exclusive of rent, general and administrative and depreciation and amortization expense shown separately below)	189,738	(2,730)	(1)(5)	187,008
Rent—cost of services	3,549	(334)	(4)	3,215
General and administrative expense	13,157	(1,623)	(2)(3)	11,534
Depreciation and amortization	8,862	(183)	(6)	8,679
Total expenses	215,306	(4,870)		210,436
Income from operations	24,347	2,683		27,030
Other income (expense):
Interest expense	(3,363)			(3,363)
Interest income	159			159
Other expense, net	(3,204)			(3,204)
Income before provision for income taxes	21,143	2,683		23,826
Tax impact of non-GAAP adjustments		1,033	(7)
Tax true-up for effective tax rate		38	(8)
Provision for income taxes	8,102	1,071		9,173
Net income	13,041	1,612		14,653
Less: net (loss) income attributable to noncontrolling interests	(485)	527		42
Net income attributable to The Ensign Group, Inc.	$13,526	$1,085		$14,611

Net income per share
Basic:	$0.61			$0.66
Diluted:	$0.60			$0.65

Weighted average common shares outstanding:
Basic	22,168			22,168
Diluted	22,582			22,582

(1) Represents acquisition-related costs of $44 for the three months ended March 31, 2014.
(2) Represents costs of $33 for the three months ended March 31, 2014, incurred to recognize income tax credits.
(3) Represents expenses incurred in connection with the Company's spin-off of its real estate assets to a newly formed publicly traded real estate investment trust (REIT).
(4) Represents straight-line rent amortization for newly opened urgent care centers
(5) Represents revenues and expenses incurred at newly opened urgent care centers, less rent expense recognized in note (4) above and depreciation expense recognized in note (6) below.
(6) Represents depreciation expense at newly opened urgent care centers and amortization costs related to patient base intangible assets at skilled nursing and assisted living facilities.
(7) Represents the tax impact of non-GAAP adjustments noted in (1) - (6) at the Company's year to date effective tax rate of 38.5% for the three months ended March 31, 2014.
(8) Represents an adjustment to the provision for income taxes to our current year to date effective rate to 38.5% for the three months ended March 31, 2014.

THE ENSIGN GROUP, INC.
RECONCILIATION OF NET INCOME TO EBITDA, EBITDAR, ADJUSTED EBITDA AND
ADJUSTED EBITDAR
(in thousands)
(Unaudited)

	Three Months Ended March 31,
	2015	2014
Consolidated Statements of Income Data:
Net income	$15,088	$13,041
Less: net loss attributable to noncontrolling interests	(82)	(485)
Interest expense, net	501	3,204
Provision for income taxes	9,585	8,102
Depreciation and amortization	6,517	8,862
EBITDA	$31,773	$33,694
Rent—cost of services	18,966	3,549
EBITDAR	$50,739	$37,243

EBITDA	$31,773	$33,694
Adjustments to EBITDA:
Expenses related to the Spin-Off(a)	—	1,590
Stock-based compensation expense(b)	1,493	—
Costs incurred related to new systems implementation(c)	287	—
Urgent care center earnings(d)	(940)	(28)
Costs at facilities currently being constructed(e)	146	—
Acquisition related costs(f)	152	44
Breakup fee, net of costs, received in connection with a public auction(g)	(1,019)	—
Costs incurred to recognize income tax credits(h)	26	33
Rent related to item(d) above(i)	489	334
Adjusted EBITDA	$32,407	$35,667
Rent—cost of services	18,966	3,549
Less: related to items (d) above (i)	(489)	(334)
Adjusted EBITDAR	$50,884	$38,882

(a) Expenses incurred in connection with the Spin-Off.
(b) Stock-based compensation expense incurred during the three months ended March 31, 2015. Adjusted EBITDA and EBITDAR for the three months ended March 31, 2014 did not include non-gaap adjustment related to stock-based compensation expense of $1,179. If adjusted for stock-based compensation expense, adjusted EBITDA and EBITDAR for the three months ended March 31, 2014 would have been $36,846 and $40,061, respectively.
(c) Costs incurred related to new systems implementation.
(d) Operating results at urgent care centers. This amount for the three months ended March 31, 2015 excluded rent of $489 and depreciation expense of $281. This amount for the three months ended March 31, 2014 excluded rent of $334 and depreciation expense of $131. The results also excluded the net loss attributable to the variable interest entity associated with our urgent care business of approximately $157 and $526 for the three months ended March 31, 2015 and 2014, respectively.
(e) Costs incurred through the first quarter of 2015 at facilities currently being constructed.
(f) Costs incurred to acquire an operation which are not capitalizable.
(g) Breakup fee, net of costs, received in connection with a public auction in which we were the priority bidder.
(h) Costs incurred to recognize income tax credits which contributed to a decrease in effective tax rate.
(i) Rent related to urgent care centers not included in items (d) above.

THE ENSIGN GROUP, INC.
RECONCILIATION OF NET INCOME TO EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR
(in thousands)
(Unaudited)

The table below reconciles income from operations to EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR for each reportable segment for the periods presented:

	Three Months Ended March 31,
	2015	2014	2015	2014
	TSA Services		Home Health and Hospice

Statements of Income Data:
Income from operations	$37,298	$36,932	$2,675	$1,872
Depreciation and amortization	4,949	7,861	221	121
EBITDA	$42,247	$44,793	$2,896	$1,993
Rent—cost of services	18,163	3,005	258	159
EBITDAR	$60,410	$47,798	$3,154	$2,152

EBITDA	$42,247	$44,793	$2,896	$1,993
Adjustments to EBITDA:
Stock-based compensation expense(a)	880	—	61	—
Costs at facilities currently being constructed(b)	146	—	—	—
Acquisition related costs(c)	152	44	—	—
Adjusted EBITDA	$43,425	$44,837	$2,957	$1,993
Rent—cost of services	18,163	3,005	258	159
Adjusted EBITDAR	$61,588	$47,842	$3,215	$2,152

(a) Stock-based compensation expense incurred during the three months ended March 31, 2015.
(b) Costs incurred through the first quarter of 2015 at facilities currently being constructed.
(c) Costs incurred to acquire an operation which are not capitalizable.

THE ENSIGN GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31,	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	62,609	50,408
Restricted cash — current	3,388	5,082
Accounts receivable — less allowance for doubtful accounts of $23,005 and $20,438 at March 31, 2015 and December 31, 2014, respectively	162,267	130,051
Investments — current	4,992	6,060
Prepaid income taxes	—	2,992
Prepaid expenses and other current assets	11,998	8,434
Deferred tax asset — current	10,602	10,615
Total current assets	255,856	213,642
Property and equipment, net	192,370	149,708
Insurance subsidiary deposits and investments	19,145	17,873
Escrow deposits	2,485	16,153
Deferred tax asset	11,500	11,509
Restricted and other assets	7,125	6,833
Intangible assets, net	37,481	35,568
Goodwill	32,781	30,269
Other indefinite-lived intangibles	14,551	12,361
Total assets	$573,294	$493,916

Liabilities and equity
Current liabilities:
Accounts payable	38,819	33,186
Accrued wages and related liabilities	54,608	56,712
Accrued self-insurance liabilities — current	16,694	15,794
Income tax payable	5,914	—
Other accrued liabilities	34,245	24,630
Current maturities of long-term debt	112	111
Total current liabilities	150,392	130,433
Long-term debt — less current maturities	3,251	68,279
Accrued self-insurance liabilities — less current portion	34,695	34,166
Deferred rent and other long-term liabilities	3,260	3,235
Total equity	381,696	257,803
Total liabilities and equity	$573,294	$493,916

THE ENSIGN GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

The following table presents selected data from our consolidated statements of cash flows for the periods presented:

	Three Months Ended March 31,
	2015	2014
Net cash provided by operating activities	$5,860	$21,433
Net cash used in investing activities	(36,455)	(28,086)
Net cash provided (used) in financing activities	42,796	(1,633)
Net increase (decrease) in cash and cash equivalents	12,201	(8,286)
Cash and cash equivalents at beginning of period	50,408	65,755
Cash and cash equivalents at end of period	$62,609	$57,469

THE ENSIGN GROUP, INC.
REVENUE BY SEGMENT
(in thousands)

The following table sets forth our total revenue by segment and as a percentage of total revenue for the periods indicated:

	Three Months Ended March 31,
	2015		2014
	$	%	$	%

Transitional, skilled and assisted living services:
Skilled nursing facilities	$264,471	86.3%	$212,819	88.8%
Assisted and independent living facilities	14,303	4.7	11,303	4.7
Total transitional, skilled and assisted living services	$278,774	90.9	$224,122	93.5
Home health and hospice services:
Home health	$10,363	3.4	$6,151	2.6
Hospice	7,952	2.6	4,995	2.1
Total home health and hospice services	$18,315	6.0	$11,146	4.7
All other (1)	9,440	3.1	4,385	1.8
Total revenue	$306,529	100.0%	$239,653	100.0%
(1) Includes revenue from services provided at our urgent care clinics and a mobile x-ray and diagnostic company.

THE ENSIGN GROUP, INC.
SELECT PERFORMANCE INDICATORS
(in thousands)
(Unaudited)
The following tables summarize our selected performance indicators for our TSA services segment along with other statistics, for the periods indicated:

	Three Months Ended March 31,
	2015	2014
	(Dollars in thousands)		Change	% Change
Total Facility Results:
Skilled nursing revenue	$264,471	$212,819	$51,652	24.3%
Assisted and independent living revenue	14,303	11,303	3,000	26.5%
Total transitional, skilled and assisted living revenue	$278,774	$224,122	$54,652	24.4%
Number of facilities at period end	143	120	23	19.2%
Actual patient days	1,077,238	932,867	144,371	15.5%
Occupancy percentage — Operational beds	78.8%	78.1%		0.7%
Skilled mix by nursing days	30.3%	27.8%		2.5%
Skilled mix by nursing revenue	52.9%	51.1%		1.8%

	Three Months Ended March 31,
	2015	2014
	(Dollars in thousands)		Change	% Change
Same Facility Results(1):
Skilled nursing revenue	$211,742	$197,245	$14,497	7.3%
Assisted and independent living revenue	7,853	7,756	97	1.3%
Total transitional, skilled and assisted living revenue	$219,595	$205,001	$14,594	7.1%
Number of facilities at period end	101	101	—	—%
Actual patient days	817,303	816,947	356	—%
Occupancy percentage — Operational beds	81.1%	80.4%		0.7%
Skilled mix by nursing days	30.8%	28.7%		2.1%
Skilled mix by nursing revenue	53.7%	52.0%		1.7%

	Three Months Ended March 31,
	2015	2014
	(Dollars in thousands)		Change	% Change
Transitioning Facility Results(2):
Skilled nursing revenue	$16,548	$14,933	$1,615	10.8%
Assisted and independent living revenue	3,190	2,770	420	15.2%
Total transitional, skilled and assisted living revenue	$19,738	$17,703	$2,035	11.5%
Number of facilities at period end	17	17	—	—%
Actual patient days	101,813	96,359	5,454	5.7%
Occupancy percentage — Operational beds	69.9%	65.3%		4.6%
Skilled mix by nursing days	21.1%	18.6%		2.5%
Skilled mix by nursing revenue	42.6%	39.8%		2.8%

	Three Months Ended March 31,
	2015	2014
	(Dollars in thousands)		Change	% Change
Recently Acquired Facility Results(3):
Skilled nursing revenue	$36,181	$641	$35,540	NM
Assisted and independent living revenue	3,260	—	3,260	NM
Total transitional, skilled and assisted living revenue	$39,441	$641	$38,800	NM
Number of facilities at period end	25	2	23	NM
Actual patient days	158,122	2,712	155,410	NM
Occupancy percentage — Operational beds	73.7%	44.6%		NM
Skilled mix by nursing days	32.2%	28.2%		NM
Skilled mix by nursing revenue	53.2%	43.4%		NM

	Three Months Ended March 31,
	2015	2014
	(Dollars in thousands)		Change	% Change
Transferred to CareTrust(4):
Skilled nursing revenue	$—	$—	$—	NM
Assisted and independent living revenue	—	777	(777)	NM
Total transitional, skilled and assisted living revenue	$—	$777	$(777)	NM
Actual patient days	—	16,849		NM
Occupancy percentage — Operational beds	—%	70.9%		NM

(1)	Same Facility results represent all facilities purchased prior to January 1, 2012.

(2)	Transitioning Facility results represents all facilities purchased from January 1, 2012 to December 31, 2013.

(3)	Recently Acquired Facility (or "Acquisitions") results represent all facilities purchased on or subsequent to January 1, 2014.

(4)
Transferred to CareTrust results represent the results at three independent living facilities which were transferred to CareTrust as part of the Spin-Off on June 1, 2014. These results were excluded from Same Facility for the three months ended March 31, 2014 and 2013 for comparison purposes.

THE ENSIGN GROUP, INC.
SKILLED NURSING AVERAGE DAILY REVENUE RATES AND
PERCENT OF SKILLED NURSING REVENUE AND DAYS BY PAYOR

The following table reflects the change in skilled nursing average daily revenue rates by payor source, excluding services that are not covered by the daily rate:

	Three Months Ended March 31,
	Same Facility		Transitioning		Acquisitions		Total
	2015	2014	2015	2014	2015	2014	2015	2014
Skilled Nursing Average Daily Revenue Rates:
Medicare	$569.72	$551.93	$480.52	$460.77	$549.70	$444.87	$561.71	$545.85
Managed care	411.53	405.31	451.87	461.99	458.27	396.59	422.79	408.90
Other skilled	479.49	441.57	290.00	—	377.80	254.06	464.13	439.80
Total skilled revenue	502.88	488.78	469.94	461.24	480.35	361.94	497.92	486.76
Medicaid	193.23	179.99	169.88	162.99	196.74	183.83	191.69	178.42
Private and other payors	192.59	189.02	163.30	149.23	216.03	232.93	193.42	184.58
Total skilled nursing revenue	$288.51	$269.79	$232.11	$216.22	$290.75	$235.41	$284.54	$265.08

The following tables set forth our percentage of skilled nursing patient revenue and days by payor source for the three months ended March 31, 2015 and 2014:

	Three Months Ended March 31,
	Same Facility		Transitioning		Acquisitions		Total
	2015	2014	2015	2014	2015	2014	2015	2014
Percentage of Skilled Nursing Revenue:
Medicare	31.6%	31.7%	27.9%	24.5%	21.8%	10.0%	30.0%	31.1%
Managed care	15.2	14.7	14.7	15.3	25.8	24.0	16.6	14.7
Other skilled	6.9	5.6	—	—	5.6	9.4	6.3	5.3
Skilled mix	53.7	52.0	42.6	39.8	53.2	43.4	52.9	51.1
Private and other payors	8.1	9.0	10.3	11.9	10.1	2.6	8.5	9.2
Quality mix	61.8	61.0	52.9	51.7	63.3	46.0	61.4	60.3
Medicaid	38.2	39.0	47.1	48.3	36.7	54.0	38.6	39.7
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Three Months Ended March 31,
	Same Facility		Transitioning		Acquisitions		Total
	2015	2014	2015	2014	2015	2014	2015	2014
Percentage of Skilled Nursing Days:
Medicare	16.0%	15.5%	13.5%	11.5%	11.6%	5.3%	15.2%	15.1%
Managed care	10.7	9.8	7.6	7.1	16.4	14.3	11.2	9.5
Other skilled	4.1	3.4	—	—	4.2	8.6	3.9	3.2
Skilled mix	30.8	28.7	21.1	18.6	32.2	28.2	30.3	27.8
Private and other payors	12.1	12.8	14.5	17.3	13.6	2.6	12.5	13.2
Quality mix	42.9	41.5	35.6	35.9	45.8	30.8	42.8	41.0
Medicaid	57.1	58.5	64.4	64.1	54.2	69.2	57.2	59.0
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

THE ENSIGN GROUP, INC.
SELECT PERFORMANCE INDICATORS
(in thousands)
(Unaudited)

The following tables summarize our selected performance indicators for our home health and hospice segment along with other statistics, for the periods indicated:

	Three Months Ended March 31,
	2015	2014	Change	% Change
Results:	(Dollars in thousands)
Home health and hospice revenue:
Home health services	$10,363	$6,151	$4,212	68.5%
Hospice services	7,952	4,995	2,957	59.2
Total home health and hospice revenue	$18,315	$11,146	$7,169	64.3%
Home health services:
Medicare episodic admissions	1,384	1,224	160	13.1%
Average medicare revenue per completed episode	2,861	2,856	5	0.2%
Hospice services:
Average daily census	536	344	192	55.8%

THE ENSIGN GROUP, INC.
REVENUE BY PAYOR SOURCE

The following table sets forth our total revenue by payor source and as a percentage of total revenue for the periods indicated:

	Three Months Ended March31,
	2015		2014
	$	%	$	%
	(Dollars in thousands)
Revenue:
Medicaid	$101,628	33.2%	$83,342	34.8%
Medicare	94,356	30.8	76,470	31.9
Medicaid-skilled	15,537	5.1	10,608	4.4
Total	211,521	69.1	170,420	71.1
Managed Care	46,330	15.1	32,978	13.8
Private and Other(1)	48,678	15.8	36,255	15.1
Total revenue	$306,529	100.0%	$239,653	100.0%
(1) Private and other payors includes revenue from urgent care centers and other ancillary businesses.

Discussion of Non-GAAP Financial Measures

EBITDA consists of net income before (a) interest expense, net, (b) provisions for income taxes and (c) depreciation and amortization. EBITDAR consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization and (d) rent-cost of services. Adjusted EBITDA consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, (d) development and operational losses associated with developing operations which have not achieved stabilization, (e) expenses incurred in connection with the company's spin-off of real estate assets, (f) stock-based compensation expense, (g) costs incurred related to new systems implementation, (h) break-up fee, net of costs, received in connection with a public auction, (i) costs incurred to recognize income tax credits, (j) costs incurred to acquire an operation which are not capitalized and (k) costs incurred in connection with construction of new healthcare resorts. Adjusted EBITDAR consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, (d) rent-cost of services, (e) development and operational losses associated with developing operations which have not achieved stabilization, (f) expenses incurred in connection with the company's spin-off of real estate assets, (g) stock-based compensation expense, (h) costs incurred related to new systems implementation, (i) break-up fee, net of costs, received in connection with a public auction, (j) costs incurred to recognize income tax credits, (k) costs incurred to acquire an operation which are not capitalized and (k) costs incurred in connection with construction of new healthcare resorts. The company believes that the presentation of EBITDA, EBITDAR, adjusted EBITDA, adjusted EBITDAR, adjusted net income and adjusted earnings per share provides important supplemental information to management and investors to evaluate the company's operating performance. The company believes disclosure of adjusted net income per share, EBITDA, EBITDAR, adjusted EBITDA and adjusted EBITDAR has economic substance because the excluded revenues and expenses are infrequent in nature and are variable in nature, or do not represent current revenues or cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the company's industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the company believes that this non-GAAP measure provides useful information to investors, the specific manner in which management uses this measure, and some of the limitations associated with the use of this measure, please refer to the company's periodic filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q. The company's periodic filings are available on the SEC's website at www.sec.gov or under the "Financial Information" link of the Investor Relations section on Ensign's website at http://www.ensigngroup.net.